UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2012

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-1763172	26-3439890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 California Street, Suite 2450 San Francisco, CA

(Address of principal executive offices, including zip code)

(415) 946-8949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

Rackwise, Inc. (the “Company”) has engaged the investment banking firm of Roth Capital Partners, LLC (“Roth”) to act as a principal financial advisor to the Company. The engagement calls for Roth to provide a range of advisory services to the Company , which may include strategic growth and capital markets initiatives, market making and other services as the Company’s investment banker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: January 11, 2012	By:	/s/ Guy A. Archbold
Guy A. Archbold President